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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference on Form 8-K under the Securities Exchange Act of 1934 of Premier Financial Bancorp, Inc. of our report dated March 29, 1996 and contained in Amendment No. 3 to Registration Statement No. 333-1702 of Premier Financial Bancorp, Inc. on Form S-1 under the Securities Act of 1933 insofar as such report relates to the consolidated financial statements of Farmers Deposit Bancorp and Subsidiary as of June 30, 1995 and 1994, and for each of the years in the three-year period ended June 30, 1995, 1994 and 1993.



Strothman & Company PSC
Louisville, Kentucky
July 10, 1996